FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) February 11, 2005
                                -----------------




         Meridian Healthcare Growth and Income Fund Limited Partnership
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             (Exact Name of Registrant as Specified in its Charter)



        Delaware                       000-17596               52-1549486
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
    of incorporation)                                    Identification Number)


         300 East Lombard Street - Suite 1200, Baltimore, Maryland     21202
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               (Address of Principal Executive Offices)             (Zip Code)


       Registrant's telephone number, including area code: (410) 727-4083
                                 ---------------


                                       N/A
         (Former name or former address, if changed since last report.)


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ITEM 1.01.                 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2005, PLAINFIELD MERIDIAN LIMITED PARTNERSHIP, CATON MANOR MERIDIAN LIMITED PARTNERSHIP, FREDERICK MERIDIAN LIMITED PARTNERSHIP, HAMILTON MERIDIAN LIMITED PARTNERSHIP, RANDALLSTOWN MERIDIAN LIMITED PARTNERSHIP, MOORESVILLE MERIDIAN LIMITED PARTNERSHIP and SPENCER MERIDIAN LIMITED PARTNERSHIP, the seven limited partnerships (collectively, the "Seller") that each own a single skilled nursing center and in each of which MERIDIAN HEALTHCARE GROWTH AND INCOME FUND LIMITED PARTNERSHIP (the "Fund") owns a 98.99% limited partner interest entered into an Asset Purchase Agreement (the "Agreement") for the sale of all or substantially all of its real and non-real property assets. FC PROPERTIES VI, LLC, its assigns or designees (the "Purchaser), a Delaware limited liability company, agreed to acquire the real and non-real property assets and assume certain specified contractual obligations of the Seller for the purchase price of $50 million, subject to further adjustment, plus the payment of the Net Working Capital balance of the Seller computed in accordance with the Agreement. At the closing the Seller will be required to deposit $500,000 of the purchase price in an escrow account to be used to secure the payment by the Seller of certain post closing adjustments and indemnification obligations, if necessary, for a period not to exceed one year. The holders of the Fund's units will retain the right to receive any monies that remain in the escrow account at the end of the one-year escrow period.

The Purchaser has a 45-day due diligence period commencing on the effective date of the Agreement. Additionally, the sale is contingent on the Fund obtaining the consent of the holders of a majority of the Fund's units to the sale under the terms of the Agreement. It is expected that the closing of this sale, pending due diligence issues and investor consent, will occur in the second quarter of 2005.



ITEM 9.01.                 FINANCIAL STATEMENTS AND EXHIBITS

                     (c) 2.1 Asset Purchase Agreement, dated February 11, 2005, by and between FC PROPERTIES VI, LLC, its assigns or designees, a Delaware limited liability company ("Purchaser") and PLAINFIELD MERIDIAN LIMITED PARTNERSHIP, CATON MANOR MERIDIAN LIMITED PARTNERSHIP, FREDERICK MERIDIAN LIMITED PARTNERSHIP, HAMILTON MERIDIAN LIMITED PARTNERSHIP, RANDALLSTOWN MERIDIAN LIMITED PARTNERSHIP, MOORESVILLE MERIDIAN LIMITED PARTNERSHIP, and SPENCER MERIDIAN LIMITED PARTNERSHIP, all Maryland limited partnerships (collectively "Seller").










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         MERIDIAN HEALTHCARE GROWTH AND INCOME FUND LIMITED PARTNERSHIP


                                   SIGNATURES





Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      MERIDIAN HEALTHCARE GROWTH AND INCOME
                                        FUND LIMITED PARTNERSHIP




DATE:  February 16, 2005              By:     /s/   John M. Prugh
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                                        John M. Prugh
                                        President and Director
                                        Brown-Healthcare, Inc.
                                        Administrative General Partner





DATE:  February 16, 2005              By:    /s/   Timothy M. Gisriel
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                                        Timothy M. Gisriel
                                        Treasurer
                                        Brown-Healthcare, Inc.
                                        Administrative General Partner